SUPPLEMENTARY AGREEMENT
SUPPLEMENTARY AGREEMENT (this “Supplementary Agreement”), dated April 10, 2018, among VICTORY ENERGY CORPORATION, a Nevada corporation (“Victory”) and ARMACOR VICTORY VENTURES, LLC, a Delaware limited liability company (“AVV”). Victory and AVV are referred to individually as a “Party” and, collectively, as the “Parties.”
RECITALS
A.The Parties hereto entered into a Transaction Agreement, dated August 21, 2017 (the “Transaction Agreement”), pursuant to which, among other things, Victory issued to AVV 800,000 shares (the “Series B Shares”) of its newly designated Series B Convertible Preferred Stock (The “Series B Convertible Preferred Stock”).
B.The parties desire to supplement the Transaction Agreement with the additional agreements herein contained and to address breaches or potential breaches under the Transaction Agreement and to resolve the respective claims without admitting liability therefor, and in order to avoid the uncertainty, expense and burden of litigation.
C.The Parties have negotiated a settlement of their respective claims or potential claims pursuant to which they desire to cancel the Series B Shares held by AVV and issue to AVV in lieu thereof 20,000,000 shares (the “Shares”) of Victory’s common stock, $0.001 par value (the “Common Stock”) pursuant to the terms herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto, intending to be legally bound hereby agree as follows:
1.Cancellation of the Series B Shares. For and in satisfaction of the mutual promises and releases contained, herein upon effectiveness of this Supplementary Agreement, Victory shall immediately cancel or cause its transfer agent to cancel, as applicable, the Series B Shares, which constitute the only issued and outstanding shares of Series B Preferred Stock. AVV hereby agrees to surrender the Series B Shares to the Company free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature (collectively, “Claims”) for cancellation. After such cancellation, AVV acknowledges and agrees that all such Series B Shares shall no longer be outstanding and AVV shall have no further rights with respect to (a) any of the Series B Shares, (b) the equity ownership in the Company represented thereby, or (c) the acquisition of any additional equity interest in the Company, including pursuant to the Transaction Agreement. AVV hereby represents and warrants that AVV owns the Series B Shares beneficially and of record, free and clear of all Claims. AVV has never transferred or agreed to transfer the Series B Shares, other than pursuant to this Agreement. There is no restriction affecting the ability of AVV to transfer the legal and beneficial title and ownership of the Series B Shares to the Company for cancellation. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by AVV will conflict with or result in any violation of any agreement, judgment, decree, order, statute or regulation applicable to AVV, or any breach of any agreement to which AVV is a party, or constitute a default thereunder, or result in the creation of any Claim of any kind or nature on, or with respect to AVV or AVV’s assets, including.

2.Issuance of Common Stock. Victory shall promptly issue, or cause its transfer agent to issue, as applicable, to AVV Twenty Million (20,000,000) Shares of its Common Stock. These Shares of Common Stock constitute shares of restricted stock and the certificate representing these Shares will bear a customary securities legend referring to applicable transfer restrictions under federal securities laws.

3.Covenants of AVV.  AVV hereby covenants to use its best efforts to: (a) have its designee members of Victory’s board of directors vote in favor of a $5 million private placement of Victory’s Common Stock at a price per share of $0.75, which will include 50% warrant coverage at an exercise price of $0.75 per share (the “Proposed Private Placement”); (b) invest a minimum of $500,000, or facilitate such minimum investment from one or more third parties that it introduces to Victory (in each case, including $255,000 contributed by a third party facilitated by AVV to date) in the Proposed Private Placement and work with Victory to help obtain additional capital investments; (c) secure a definitive purchase agreement between Victory and an Oklahoma oilfield services company (“Target”) on terms outlined in the nonbinding letter of intent, dated march 8, 2018 between AVV and Target with such modifications as may be reasonably requested by Victory, including the following: (i) the initial payment under the definitive agreement will not occur until at least 90 days following the closing, (ii) the governing law and jurisdiction for litigation will be changed to Texas, and (iii) each owner and key employee of Target will sign a 5 year non-competition agreement with Victory; (d) obtain a binding commitment from a new coatings customer located in Ecuador, with a minimum initial purchase order of $50,000, establishing a new under water use case for Victory’s licensed coating technology; and (e) continue to support all efforts to accelerate the proposed business opportunities with the previously identified, Houston based oil field services company that has been down-hole testing the Victory licensed RFID Enclosure product, Mid-Pipe Coating product and Hard-Banding coating product with their customers.

4.Sales of Victory Securities; Rule 144; Transfer Restrictions.

a.    Victory and AVV acknowledge and agree that as of the date of this Supplementary Agreement, AVV is an “affiliate” of Victory within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”), because (i) AVV is the owner of more than ten percent (10%) of the issued and outstanding common stock of Victory, and (ii) AVV has designated two members of the board of directors of AVV one or both of which are also control persons of AVV.

b.     At any time that AVV is not an affiliate of Victory, Victory shall, to the extent permitted under applicable law and consistent with Rule 144 or similar rules of the Securities and Exchange Commission, provide, or cause its legal counsel to provide, to Victory’s transfer agent any legal opinion or instructions as may be necessary to enable AVV to transfer any shares of Victory common stock under Rule 144 following the termination of the holding period required under said Rule 144 and in accordance with and subject to the other requirements of Rule 144; provided, however, that during periods when AVV is an affiliate of Victory, Victory shall nevertheless provide such instructions or cause its counsel to provide an opinion letter to Victory’s transfer agent as may be necessary to enable AVV to transfer any shares of Victory common stock under Rule 144 following the termination of the holding period required under said Rule 144, but subject to applicable volume limitations of Rule 144 and otherwise in accordance with and subject to the other requirements of Rule 144.

c.    AVV agrees that so long as it remains an affiliate of Victory, it shall not transfer or sell any securities of Victory that it holds, including the Shares, except in accordance with Victory’s Insider Trading Policy, a copy of which has been delivered to AVV. Furthermore, AVV agrees that the Shares and all other securities of Victory that are held by AVV are subject to the terms of the Lock Up Agreement and that no sales shall occur except in compliance with the Lock Up Agreement.

d.    AVV shall obtain the prior written consent of Victory (which consent will not be unreasonably withheld or delayed) to any transfer, assignment, sale, loan, short sale, gift-over, pledge, encumbrance, hypothecation, exchange or other disposition (whether by sale, liquidation, dissolution, dividend or distribution), or offer or solicitation to do any of the foregoing (a “Transfer”) of the Shares or any other securities of Victory held by AVV other than sales of such Shares or other securities in market transactions through the over-the-counter market or any national securities exchange on which Victory’s common stock then trades that are effected through broker-dealers who receive no more than customary commissions for effecting such sales. Victory shall respond by indicating in writing to AVV that it either gives or withholds its consent within five (5) days of the receipt of a written (including by electronic mail) request of AVV seeking the consent of Victory under this Agreement.

4.    Effectiveness Contingency. This Supplementary Agreement is binding on all Parties hereto, provided, however, that this Supplementary Agreement shall not become effective unless and until Victory enters into a simultaneously effective settlement and mutual release agreement with Visionary Private Equity Group I, LP, a Missouri limited partnership (“VPEG”), pursuant to which, among other things, Victory agrees to issue 1,880,267 shares of Victory’s Common Stock and 1,880,267 warrants to purchase Common Stock at a strike price of $0.75 per share, in consideration and full satisfaction of the outstanding debt of Victory held by VPEG in the aggregate principal amount and accrued interest of $1,410,200.

5.    Releases.

a.    Release by AVV. For the consideration and mutual promises specified herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, AVV hereby releases and discharges Victory and all of its successor(s), predecessor(s)-in-interest, subsidiaries, related and affiliated companies and entities, and each of the foregoing companies’ and entities’ respective divisions, officers, directors, shareholders, partners, limited partners, joint ventures, agents, employees, representatives, independent contractors, payroll companies, attorneys, insurers, licensees and assigns, past, present or future (“Released Parties”) from all causes of action of any kind whatsoever, at law or in equity, whether known or unknown, that AVV has against the Released Parties as of the date of this Supplementary Agreement.

b.    Release by Victory. For the consideration and mutual promises specified herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Victory hereby releases and discharges AVV and all of its Released Parties from all causes of action of any kind whatsoever, at law or in equity, that Victory has against AVV as of the date of this Supplementary Agreement.
c.    Release of Unknown Claims. The Parties expressly waive and assume the risk of any and all claims for damages which exist as of the date of this Supplementary Agreement, but they do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect its decision to enter into this Supplementary Agreement.
6.     Waiver of Suit. For the consideration and mutual promises specified herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree to waive, release, promise and agree not to bring or pursue any judicial, quasi-judicial or administrative action against any of the other Parties for any reason whatsoever arising out of any matter released hereunder up to and including the date of this Supplementary Agreement, including, without limitation, any claim released by this Supplementary Agreement. Each Party further acknowledges and agrees that it has not already filed or otherwise commenced any such action.
7.    Representations and Warranties.
a.    AVV represents that it has the requisite power to enter into this Supplementary Agreement and to carry out its obligations hereunder and that the terms of this Supplementary Agreement have been fully disclosed to its Directors, and that the requisite approvals have been obtained, prior to its execution.
b.    Victory represents that it has the requisite power to enter into this Supplementary Agreement and to carry out its obligations hereunder and that the terms of this Supplementary Agreement have been fully disclosed to its Directors, and that the requisite approvals have been obtained, prior to its execution.
d.    Each Party represents that this Supplementary Agreement has been duly executed and delivered and constitutes a valid and binding obligation enforceable in accordance with its terms.
e.     AVV represents that it understands that none of the Shares being issued hereby have been registered under the Securities Act or under the “blue sky” or similar laws of any jurisdiction, that the Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and will bear a restrictive legend accordingly, and that the Shares may be resold only if registered pursuant to the provisions of the Securities Act and such other laws, if applicable, or if an exemption from registration is available. AVV understands that its acquisition of the Shares involves a high degree of risk and that it may lose its entire investment in the Shares. AVV is a sophisticated party that has the ability to protect its own interests and conduct its own due diligence without being provided a private placement memorandum or similar disclosure document. AVV is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.
8.    Entire Agreement. This Supplementary Agreement constitutes the entire, exclusive and final agreement among the Parties and supersedes any and all prior agreements, discussions, representations and warranties among the Parties with respect to the matters set forth herein. The Parties have not relied upon any statements or representations made by any Party outside the content of this Supplementary Agreement.
9.    Choice of Law and Jurisdiction. The laws of the State of Texas shall apply to and control any interpretation, construction, performance or enforcement of this Supplementary Agreement. The Parties agree that the exclusive jurisdiction for any legal proceeding arising out of or relating to this Supplementary Agreement shall be the State or Federal courts located in Travis County, Texas and the Parties hereby waive any challenge to personal jurisdiction or venue in that court.
10.    Counterparts. This Supplementary Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
11.    Severability. If any provision of this Supplementary Agreement is determined to be unlawful or otherwise unenforceable, the remaining provisions of this Supplementary Agreement shall nevertheless continue in full force and effect.
12.    Parties in Interest; Assignment. This Supplementary Agreement is binding upon the Parties and their respective successors, heirs, legal representatives and permitted assigns.
13.    No Admission of Liability or Wrongdoing. This Supplementary Agreement and the negotiations and discussions leading up to this Supplementary Agreement effect the settlement of claims which are denied and contested, and do not constitute, nor shall they be construed as, an admission of liability by the Parties. This Supplementary Agreement is made solely for the purpose of avoiding the burden and expense of litigation, which would be imposed on the Parties if the disputes between them remained unsettled. This Supplementary Agreement does not constitute an admission by any of the Parties hereto that they have engaged in any unlawful act. Each of the Parties hereto expressly deny that they have engaged in any unlawful act and deny liability for all claims any other Party had, has, or may have against them.
14.    Construction. This Supplementary Agreement shall not be construed against the Party preparing it, but shall be construed as if the Parties collectively prepared it and any uncertainty or ambiguity shall not be interpreted against any Party.

15.    Modifications; Waiver. This Supplementary Agreement may not be modified orally. No breach of any provision hereof may be waived unless in writing. Waiver of any breach shall not be deemed to be a waiver of any other breach of the same or of any other provision hereof. All modifications to this Supplementary Agreement must be in writing and signed by the Parties to be charged.
16.    No Assignments.
a.     Victory hereby represents and warrants that there has been no assignment or transfer whatsoever of any of the claims released herein. Victory agrees to defend and indemnify AVV and the other persons and entities released herein against any claim based upon, arising out of or in connection with any such assignment or transfer.
b.     AVV hereby represents and warrants that there has been no assignment or transfer whatsoever of any of the claims released herein. AVV agrees to defend and indemnify Victory and the other persons and entities released herein against any claim based upon, arising out of or in connection with any such assignment or transfer.
17.    Attorneys’ Fees. If any action is brought for the enforcement of this Supplementary Agreement or in connection with any dispute arising out of it or the claims which are the subject of this Supplementary Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees and any other costs incurred in such litigation in addition to any other relief to which the prevailing Party may be entitled.
18.    Advice of Counsel. Each Party to this Supplementary Agreement has had the opportunity to discuss the matter with legal counsel, and enters into this Supplementary Agreement only after such consultation.
19.     Waiver of Jury Trial. EACH PARTY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENTARY AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
20.    Notices. All notices and other communications hereunder shall be in writing to the Parties at the addresses specified on the signature pages hereto.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Supplementary Agreement to be duly executed and delivered as of the date set forth above.

VICTORY ENERGY CORPORATION

By: /s/ Kenny Hill
Name: Kenneth Hill
Title: Chief Executive Officer

Address: 3355 Bee Caves Road
Suite 608
Austin, TX 78746
Fax: (866) 234-9806
Email: Kenny@vyey.com

ARMACOR VICTORY VENTURES, LLC

By: /s/ Ricardo Salas
Name: Rick Salas
Title: President

Address: 26497 Rancho Parkway South
Lake Forest, CA 92630
Fax: (949) 315-3096
Email: rick.salas@liquidmetal-coatings.com

[Signature Page to Supplementary Agreement]